Exhibit 15.1

Our ref	VZL\302152-05\4309379v1
Direct tel	+852 2971 3095
E-mail	valerie.law@maplesandcalder.com

Baidu, Inc.
Baidu Campus
No. 10 Shangdi 10th Street
Haidian District, Beijing 100085
The People’s Republic of China

29 March 2011

Dear Sirs

Baidu, Inc.

We consent to the reference of our firm under the heading “Item 10E — Cayman Islands Taxation” and “Item16G. Corporate Governance” on Form 20-F for the year ended December 31, 2010, which will be filed with the Securities and Exchange Commission in the month of March 2011.

Yours faithfully

/s/  Maples and Calder

Maples and Calder